UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 7, 2011

INGLES MARKETS, INCORPORATED
(Exact name of registrant as specified in its charter)

North Carolina	0-14706	56-0846267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
P.O. Box 6676, Asheville, NC	28816
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	(828) 669-2941
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2011, Robert P. Ingle, Chief Executive Officer of Ingles Markets, Incorporated (“the Company”) died.  Mr. Ingle founded the Company in 1965 and served as Chairman of the Board from the Company’s incorporation in 1965 until May 2004 and thereafter has served as a director.  Mr. Ingle has served as Chief Executive Officer since the Company was incorporated in 1965 and served as President from 1965 until 1982.   Mr. Ingle was 77.

The Board of Directors of the Company has elected Robert P. Ingle II to succeed his father as Chief Executive Officer.  Mr. Ingle II has been a member of the Board of Directors since February 1997 and has served as Chairman of the Board since May 2004.  He has been employed by the Company in a variety of positions since 1985.  Mr. Ingle II is 42.

There are no changes to Mr. Ingle II’s compensation or other arrangements with the Company.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Copy of press release issued by Ingles on March 7, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGLES MARKETS, INCORPORATED

Date:	March 7, 2011
		By:	/s/ Ronald B. Freeman
Ronald B. Freeman
Chief Financial Officer